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                                                                   EXHIBIT 24.11


                  CONSENT OF CARACANSI RAMEY & ASSOCIATES, LLC.

                          Certified Public Accountants


















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                                                                   EXHIBIT 24.11


                         CONSENT OF INDEPENDENT AUDITORS

                        CARACANSI RAMEY & ASSOCIATES, LLC
                          CERTIFIED PUBLIC ACCOUNTANTS



         We consent to the incorporation by reference in this Registration Statement, as amended, of International Biofuel and Biochemical Corporation, formerely named J-Bird Music Group, Ltd., by Amendment No. 1 to Form S-8 of our report dated April 29, 2002 appearing in the incorporated by reference Annual Report on Form 10-KSB of the J-Bird Music Group, Ltd. for the year ended December 31, 2001.


                                            s/Caracansi Ramey & Associates, LLC
                                            ------------------------------------
                                            Caracansi Ramey & Associates, LLC
                                            Certified Public Accountants


March 5, 2003
77 North Street
Danbury, Connecticut   06180  Tel:203-794-9187
Fax:  203-790-1566